UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 27, 2004

CHICAGO PIZZA & BREWERY, INC.

(Exact name of registrant as specified in its chapter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16162 Beach Boulevard Suite 100 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 848-3747

Item 7. Exhibits

Exhibit No.	Description

99.1	Press Release dated April 27, 2004

Item 9. Regulation FD Disclosure

On April 27, 2004, Chicago Pizza & Brewery, Inc. a California corporation (the “Registrant”), announced its financial results for the first quarter ended March 28, 2004. The press release issued by the Registrant in connection with the announcement is attached to this report as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2004	CHICAGO PIZZA & BREWERY, INC. (Registrant)

	By:	/s/ PAUL A. MOTENKO Paul A. Motenko Director, Co-Chief Executive Officer, Vice President and Secretary

	By:	/s/ JEREMIAH J. HENNESSY Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President

	By:	/s/ LOUIS M. MUCCI Louis M. Mucci Chief Financial Officer and Director